EXHIBIT 99.1

AntriaBio Appoints Two Industry Leaders to its Management Team

Menlo Park, CA – February 19th, 2013 – AntriaBio, Inc. is pleased to announce the appointment, on January 31, 2013, of two new members to its management team: Nevan Elam, AntriaBio’s President and Chief Executive Officer and Sankaram Mantripragada, Ph.D, as AntriaBio’s Chief Scientific Officer.

Nevan Elam has spent his entire career starting, managing and advising emerging growth companies in key areas of business including finance, marketing and clinical development. Prior to joining AntriaBio, Mr. Elam served as Chief Executive Officer of AeroSurgical Limited, a medical device company based in Europe. Prior to that, he directed the Pulmonary Business Unit of Nektar Therapeutics, which was sold to Novartis in 2008.

Mr. Elam also serves as a managing director of Konus Advisory Group, Inc. (“Konus”), a boutique healthcare consulting and investment firm that specializes in working with U.S. and European healthcare organizations on business opportunities in Asia, Latin America and the Middle East. Mr. Elam holds a J.D. from Harvard University and Bachelor’s degree from Howard University.

Sankaram Mantripragada, Ph.D. brings to AntriaBio his strong understanding of the diabetes market and AntriaBio’s unique platform technology. From June 2005 until October 2009, Dr. Mantripragada served as Vice President of R&D at PR Pharmaceuticals, Inc. (“PRP”). In January 2013, AntriaBio purchased substantially all of the PRP assets including significant technology, formulation, manufacturing, and intellectual property assets, which together form the basis of AntriaBio's drug development portfolio.

“Dr. Mantripragada’s history with PRP’s technology and formulation assets and his deep experience in diabetes products and markets make him a clear choice to lead our product development efforts,” said Steve Howe, Chairman of AntriaBio. Mr. Howe served as Chairman and Chief Executive Officer of PRP from its formation in 1998 to 2010.

Dr. Mantripragada has been an advisor to companies specializing in diabetes, cell based therapies and cardiovascular diseases. He is listed as an inventor on more than 8 patents.

Prior to joining PRP, Dr. Mantripragada served as Director of R&D at Guidant Corporation, now part of Abbott Vascular. Prior to that, he served as Director of R&D and VP of Scientific Development at SkyePharma. Prior to that, he was an Assistant Professor of Biochemistry at the University of Virginia School of Medicine. Dr. Mantripragada obtained his Ph.D. in Molecular Biophysics from the Indian Institute of Science and completed a postdoctoral research program at the Max Planck Institute for Biophysical Chemistry in Germany.

About AntriaBio, Inc.

AntriaBio is a biopharmaceutical company focused on developing novel therapeutic products for the diabetes market. Its development strategy combines FDA-approved pharmaceutical agents

AntriaBio, Inc. | 890 Santa Cruz Avenue | Menlo Park, CA 94025 | 650-223-5441 | info@antriabio.com

with our proprietary delivery technology. AntriaBio’s lead product candidate is AB101, an injectable once-a-week basal insulin for Type 1 and Type 2 diabetes.

For more information visit: www.antriabio.com

Contact

Jamie Spring
AntriaBio, Inc.
jspring@antriabio.com
info@antriabio.com

Safe Harbor

This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. | 890 Santa Cruz Avenue | Menlo Park, CA 94025 | 650-223-5441 | info@antriabio.com